EXHIBIT 99.1

CLARIENT SELLS ITS ACIS® INSTRUMENT BUSINESS TO CARL ZEISS FOR $12.5
MILLION

Clarient and Zeiss to Collaborate on Novel Markers and Jointly Develop New Diagnostics;
Conference Call at 4:30 PM EST

Aliso Viejo, Calif. (March 8, 2007) – Clarient, Inc. (Nasdaq: CLRT), a premier technology and services resource for pathologists, oncologists and the pharmaceutical industry, today announced that it has reached agreement to sell its ACIS® and Trestle® Instrument Systems business assets and related intellectual property to Carl Zeiss MicroImaging, Inc. for $11 million in cash, and up to an additional $1.5 million subject to satisfaction of certain post-closing conditions. This transaction completes Clarient’s three-year evolution from an equipment sales model to a diagnostic services model.  The deal also contemplates that Clarient and Zeiss will each invest up to $3 million in cash or other in-kind contributions to pursue strategic joint development arrangements for novel markers and new menu applications for the ACIS product line.

Novel markers, or biomarkers, are characteristics of an individual’s tumor or disease that, once identified and quantified, allow for more accurate prognosis, diagnosis and treatment.  The growing demand for personalized medicine has generated a need for these novel diagnostics, creating a new market expected to reach $1 billion in three to five years.  Broader discovery and use of novel markers will ultimately clarify and simplify decisions for health care providers and the biopharmaceutical industry.

“The timing for this sale is ideal, and Zeiss is the perfect partner,” commented Clarient President and CEO Ron Andrews.  “We have diligently planned and executed Clarient’s transformation into a leading diagnostic services company. This transaction enables us to explore greater opportunities without the financial limitations that have restrained us in recent years.  Additionally, we believe that our relationship with Zeiss will provide us access to the critical technologies that we need to develop novel markers, which will ultimately be used to monitor cancer and tailor individualized therapies.”

Under the agreement, Clarient retains access to the intellectual property related to the image analysis and application development software. The agreement also includes a royalty-free cross license to Clarient with respect to certain of the transferred intellectual property to develop new tests and capabilities for Clarient’s laboratory services (including the ACIS platform).   These activities will be done exclusively on Zeiss equipment and will support the continued development of Systems offered by Zeiss.

“This transaction will allow each company to focus on strengthening their individual businesses and create growth synergies that will enhance the success of both companies,” continued Andrews. “Zeiss is a world-class organization with a strong history of innovation in the area of microscopy and laser micro-dissection.  This transaction significantly strengthens Clarient’s balance sheet and provides the financial flexibility for Clarient to reach break even in cash flow from operations by year end and make key investments in technologies and tests that will further distinguish the current laboratory services business in a rapidly evolving marketplace.”

“With Clarient’s ACIS platform, Carl Zeiss MicroImaging acquires the gold standard for tissue based cancer diagnostics. This acquisition will complement Zeiss’ strong portfolio of micro-imaging technologies,” commented Ulrich Simon, President and CEO of Germany-based Carl Zeiss MicroImaging GmbH, and responsible for the global Microscopy business of Carl Zeiss. “The acquisition demonstrates once again that Carl Zeiss MicroImaging actively invests into innovative technologies. We are delighted that the agreement also contains arrangements for establishing a continued co-operation with Clarient’s innovative Lab Service Business in the field of rare event detection.”

Susquehanna Financial Group, LLLP, an affiliate of Susquehanna International Group, LLP, acted as exclusive financial advisor to Clarient in connection with the transaction.

Clarient will discuss the sale of its instrument business and the Zeiss partnership on a conference call and live webcast at 4:30 PM ET today. Dial-in participants can call 888-666-8774 or 706-679-7717 for international callers. Please reference the Clarient conference call. The webcast can be accessed by visiting http://www.clarientinc.com/investor.

About Clarient

Clarient combines innovative technologies with world class expertise to assess and characterize cancer. Clarient’s mission is to provide technologies, services and the critical information to improve the quality and reduce the cost of patient care as well as accelerating the drug development process. The Company’s principal customers include pathologists, oncologists, hospitals and biopharmaceutical companies.

The Company was formed in 1996 to develop and market the ACIS® Automated Cellular Imaging System, an important advance in slide-based testing.  The rise of individualized medicine as the new direction in oncology led the company in 2004 to expand its business model to provide the full range of leading diagnostic technologies such as flow cytometry and molecular testing in-house, creating a state-of-the-art commercial cancer laboratory and providing the most advanced oncology testing and drug development services available.  Clarient is a Safeguard Scientifics, Inc. partner company.  For more information, visit www.clarientinc.com.

About Carl Zeiss MicroImaging GmbH

Carl Zeiss MicroImaging GmbH offers microscopy solutions and systems for research, laboratories, routine and industrial applications, as well as spectral sensors for the analysis market. The company develops, produces and markets instruments, software and accessories for microscope systems and associated techniques. Microscopy from Carl Zeiss is present in all major future-oriented markets. The spectrum of products ranges from traditional light and stereo microscopes to laser scanning systems and automated microscope systems, covering applications ranging from biotechnology, pharmaceutical research, health care and biomedicine to quality assurance and materials analysis. It is supplemented by an extensive line of single components such as gratings, spectral sensors, spectrometer units and specific solutions in process analysis.

Carl Zeiss MicroImaging GmbH emerged from the Microscopy Group as a 100% subsidiary of Carl Zeiss AG on March 01, 2006. During fiscal year 2005/06, the Microscopy Group at Carl Zeiss generated revenues of approximately EUR 340 million (USD 440 million) with a global workforce of about 1600. For more information on Carl Zeiss MicroImaging GmbH please visit www.zeiss.com/micro.

About Safeguard

Safeguard Scientifics, Inc. (NYSE: SFE) builds value in growth-stage technology and life sciences businesses. Safeguard provides growth capital as well as a range of strategic, operating and management resources to our partner companies.  The company participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings.  For more information, visit www.safeguard.com.

About Susquehanna International Group, LLP

Susquehanna International Group, LLP is the parent company to The Susquehanna International Group of companies (SIG). Headquartered in Bala Cynwyd, Pennsylvania, SIG is a leading financial institution focusing on trading and market making, investment banking, institutional sales and research, private equity and venture capital. SIG makes markets in more than 10,000 financial products, including equities, fixed income, energy, currencies and commodities. SIG is among the nation’s largest option market makers, is the leading sector index options trading firm and is one of the largest liquidity providers in ETFs. To drive its continued growth, SIG leverages its highly dynamic, internally developed quantitative trading tools and technology to assist in its market making operations. SIG’s global reach spans more than 12 offices across North America, Europe and Asia. For more information, please visit www.sig.com.

The statements herein regarding Clarient, Inc. contain forward-looking statements that involve risks and uncertainty. Future events and the Company’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: the Company’s ability to continue to develop and expand its services group business,  the Company’s ability to expand and maintain a successful sales and marketing organization, the continuation of favorable third party payer reimbursement for laboratory tests, the Company’s ability to obtain additional financing on acceptable terms or at all, the Company’s ability to agree upon new financial covenants with GE Capital and to extend or obtain waivers of certain defaults under its credit facilities, the Company’s ability to successfully complete a joint development agreement with Zeiss for the development of novel markers, whether the conditions to payment of all or any portion of the contingent consideration from the transaction are satisfied, unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in identifying and developing new diagnostic tests or novel markers, failure to obtain FDA clearance or approval for particular applications, the Company’s ability to compete with other technologies and with emerging competitors in novel cancer diagnostics and dependence on third parties for collaboration in developing new tests, and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Recent experience with respect to laboratory services, revenues and results of operations may not be indicative of future results for the reasons set forth above.

The company does not assume any obligation to update any forward-looking statements or other information contained in this document.

Contact:
Matt Clawson	John Baldissera
Allen & Caron, Inc.	BPC Financial Marketing
(949) 474-4300	(800) 368-1217
matt@allencaron.com